FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE
MAY 29, 2007

FIRST PACTRUST BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND

CHULA VISTA, CA – May 29, 2007 – First PacTrust Bancorp, Inc. (NASDAQ: FPTB), the holding company for Pacific Trust Bank, announced today that its Board of Directors has declared a quarterly cash dividend of eighteen and one-half cents ($0.185) per share on its outstanding common stock. The dividend will be payable on July 3, 2007 to shareholders of record as of June 15, 2007.

Hans R. Ganz, President and Chief Executive Officer of the Company, said “this seventeenth consecutive increase to our quarterly dividend reflects our continued commitment to enhance shareholder value.”

As of March 31, 2007, the Company had consolidated total assets of $787.8 million and stockholders’ equity of $83.2 million, with 4,403,783 shares of common stock currently outstanding. The Company’s stock is traded on the NASDAQ Global Market under the symbol “FPTB”.

Contact:
Hans Ganz, President and CEO
Phone: (619) 691-1519, ext. 4000

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